UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2012

EDGEN GROUP INC.
EM HOLDINGS LLC
(Exact names of registrants as specified in their charters)

Commission File Number	State of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801
033-10003	Delaware	80-0800485

18444 Highland Road
Baton Rouge, Louisiana 70809
(225) 756-9868
(Registrants’ address of principal executive offices and telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On October 16, 2012, Edgen Murray Corporation (”EMC”), an indirect subsidiary of Edgen Group Inc. (the “Company”), completed its previously announced notes offering (the “Notes Offering”) of $540,000,000 aggregate principal amount of 8 ¾% Senior Secured Notes due 2020 (the “Notes”). The Notes were sold in a private placement pursuant to a purchase agreement, dated October 5, 2012, among the Company, the guarantors named therein, and Jefferies & Company, Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers of the Notes (the “Initial Purchasers”). The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and outside the United States pursuant to Regulation S promulgated under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Indenture

The Notes have been issued under an indenture, by and among the Company, EMC, the subsidiaries of the Company named on the signature pages thereto as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

Maturity. The Notes will mature on November 1, 2020.

Interest. The Notes will accrue interest at the rate of 8 ¾% per year. Interest on the Notes will be payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2013.

Optional Redemption. The Company may redeem some or all of the Notes at any time prior to November 1, 2015 by paying a make-whole premium, plus accrued and unpaid interest to, but not including, the redemption date. At any time prior to November 1, 2015, the Company may use the net proceeds of certain equity offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 108.75% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date; provided that at least 65% of the aggregate principal amount of such Notes originally issued remain outstanding immediately following such redemption and such redemption occurs within 180 days of such equity offering. On or after November 1, 2015, the Company may redeem some or all of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Year	Percentage
2015	106.563%
2016	104.375%
2017	102.188%
2018 and thereafter	100.000%

Guarantees. All of the Company’s current and certain future significant domestic restricted subsidiaries (the “Note Guarantors”) will fully and unconditionally guarantee the Notes.

Ranking. The Notes are senior secured obligations of the Company and the Note Guarantors and will rank equally in right of payment with all of the Company and Note Guarantors’ senior obligations and senior to all of the Company’s and the Note Guarantors’ subordinated obligations.  The guarantees of the Note Guarantors will be effectively subordinated to such Note Guarantors’ obligations under the Company’s two senior asset backed revolving credit facilities to the extent of the value of such Note Guarantor’s collateral.

Security. The Notes and the guarantees are secured (1) on a on a first priority basis by substantially all of the Company’s and the Note Guarantors’ current and future property and assets (other than the collateral securing the Company’s asset-backed credit facilities on a first priority basis), including the capital stock of each wholly owned subsidiary of the Company, which, in the case of foreign subsidiaries, is limited to 65% of the voting stock and 100% of the non-voting stock of each such first-tier foreign subsidiary and (2) on a second priority basis by substantially all of the collateral that secures the Company’s asset-backed credit facilities on a first priority basis.

Covenants and Events of Default. The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness; make certain investments; create liens; agree to restrictions on the payment of dividends; consolidate or merge; sell or otherwise transfer or dispose of assets, including equity interests of its restricted subsidiaries; enter into transactions with its affiliates; designate its subsidiaries as unrestricted subsidiaries; make capital expenditures; use the proceeds of permitted sales of its assets; and change business lines. If an event of default, as specified in the Indenture, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the Indenture filed herewith.

Change of Control. If the Company experiences specific kinds of change of control, the holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The description set forth above of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is attached to this Current Report as Exhibit 4.1 and which is incorporated herein by reference.

Relationship with the Jefferies & Company, Inc.

Jefferies & Company, Inc. was an initial purchaser of the Notes and received discounts and commissions with respect to the Notes purchased by. The parent company of Jefferies & Company, Inc. is Jefferies Group, Inc., or Jefferies Group. Mr. Brian P. Friedman, who is a director of Jefferies Group and Chairman of the Executive Committee of Jefferies & Company, Inc., is one of the managing members of Jefferies Capital Partners  (“JCP”), which manages the Company’s controlling stockholders. Mr. Friedman is also the President of the entity that serves as general partner or managing member of Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC, which we collectively refer to as Fund IV. Jefferies Group directly or indirectly has made a substantial investment in and has a substantial, non-voting economic interest in JCP, Fund IV and other funds managed by JCP, and also serves as a lender to one of the funds comprising Fund IV. In addition, Jefferies Group employs and provides office space for JCP’s employees, for which JCP reimburses Jefferies Group on an annual basis. Mr. James L. Luikart is one of the managing members of JCP, the Executive Vice President of the entity that serves as general partner or managing member of Fund IV and one of the Company’s directors. Mr. Nicholas Daraviras is a Managing Director of JCP and one of the Company’s directors. Edgen Murray II L.P. and Bourland & Leverich Holdings LLC, which are controlled by affiliates of JCP, own 100% of the Company’s outstanding Class B common stock, hold approximately 57% of the voting power of the Company’s outstanding capital stock and have certain other rights with respect to the Company’s capital stock and board of directors.

Use of Proceeds, Tender Offer and Redemption; Second Supplemental Indenture

The Company used the proceeds from the Notes Offering to repay or retire all of EMC’s 12¼% Senior Secured Notes due 2015 (the “Old Notes”) that were validly tendered (and not validly withdrawn) pursuant to EMC’s previously announced tender offer and consent solicitation (the “Tender Offer”).  Having received the requisite consent from the holders of the Old Notes in the Tender Offer, EMC, EM Holdings LLC and The Bank of New York Mellon, as trustee and collateral agent, executed a second supplemental indenture (the “Second Supplemental Indenture”) amending the indenture relating to the Old Notes. The Second Supplemental Indenture eliminated substantially all of the restrictive covenants, certain events of default and the security interest in the assets of EMC held for the benefit of holders of the Old Notes.  In addition, the Second Supplemental Indenture reduced the minimum notice period for a redemption of the Old Notes from thirty days to three days prior to a redemption date.

On October 16, 2012, following its repurchase of the Old Notes in settlement of the Tender Offer, EMC issued a notice of redemption for the remaining $26,692,000 outstanding principal amount of Old Notes. On October 19, 2012, EMC will redeem the remaining principal amount outstanding of the Old Notes at a redemption price equal to 100.00% of the aggregate principal amount of the Old Notes to be redeemed plus the “Applicable Premium” (as defined in the indenture governing the Old Notes) as of, and accrued and unpaid interest to, if any, the redemption date.

The foregoing summary of the material provisions of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report.

Intercreditor Agreements

B&L Intercreditor Agreement
On October 16, 2012, in connection with the issuance of the Notes, Bourland & Leverich Supply Co. LLC (“B&L Supply”), The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Notes (in such capacity, the “Notes Agent”), and Regions Bank, in its capacity as agent under B&L’s revolving credit facility (in such capacity, “Revolving Loan Agent”), entered into an Intercreditor Agreement (the “B&L Intercreditor Agreement”) to confirm the relative priority of the security interests of Revolving Loan Agent and Notes Agent in the assets and properties of B&L Supply and certain related matters.  B&L Supply is an indirect subsidiary of the Company.

Edgen Intercreditor Agreement
On October 16, 2012, in connection with the issuance of the Notes, EMC, EM Holdings LLC, JP Morgan Chase Bank, N.A., in its capacity as collateral agent and administrative agent (in such capacity, “Revolving Credit Agent”), and The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral agent for the Notes (in such capacity, “Notes Collateral Agent”), entered into an Intercreditor Agreement (the “Edgen Intercreditor Agreement”) to confirm the relative priority of the security interests of Revolving Credit Agent and the Notes Collateral Agent in the assets and properties of EMC, EM Holdings and their significant subsidiaries and certain related matters.

Pursuant to the B&L Intercreditor Agreement and Edgen Intercreditor Agreement, the liens securing the obligations under the Note are subordinate to the liens in that portion of the collateral that secures the obligations under the revolving credit facilities (the “Bank Priority Collateral”). The Bank Priority Collateral generally consists of existing and after-acquired current assets, including all accounts receivable, inventory, cash, deposit and securities accounts and related intangibles of the respective borrowers and guarantors under such revolving credit facilities and all products and proceeds of the foregoing.

The description set forth above of certain of the terms of the Intercreditor Agreements do not purport to be complete and are qualified in their entirety by the full text of the Intercreditor Agreements, which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

ITEM 3.03. Material Modifications to Rights of Security Holders.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

ITEM 8.01. Other Events.

On October 16, 2016, Edgen Group Inc. issued a press release announcing the closing of EMC’s previously announced offering of $540,000,000 aggregate principal amount of 8 ¾% Senior Secured Notes due 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1
Indenture, dated October 16, 2012, by and among Edgen Group Inc., the subsidiaries of Edgen Group Inc. named on the signature pages thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Second Supplemental Indenture, dated October 16, 2012, by and among Edgen Murray Corporation, EM Holdings LLC, and The Bank of New York Mellon Trust Company, National Association, as trustee.

10.1	Intercreditor Agreement, dated October 16, 2012, by and among Bourland & Leverich Supply Co. LLC, Regions Bank and The Bank of New York Mellon Trust Company, N.A.

10.2	Intercreditor Agreement, dated October 16, 2012, by and among Edgen Murray Corporation, EM Holdings LLC, JP Morgan Chase Bank, N.A. and The Bank of New York Mellon Trust Company, National Association.

99.1	Press release, dated October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN GROUP INC. EM HOLDINGS LLC

Date: October 16, 2012	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1
Indenture, dated October 16, 2012, by and among Edgen Group Inc., the subsidiaries of Edgen Group Inc. named on the signature pages thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Second Supplemental Indenture, dated October 16, 2012, by and among Edgen Murray Corporation, EM Holdings LLC, and The Bank of New York Mellon Trust Company, National Association, as trustee.

10.1	Intercreditor Agreement, dated October 16, 2012, by and among Bourland & Leverich Supply Co. LLC, Regions Bank and The Bank of New York Mellon Trust Company, N.A.

10.2	Intercreditor Agreement, dated October 16, 2012, by and among Edgen Murray Corporation, EM Holdings LLC, JP Morgan Chase Bank, N.A. and The Bank of New York Mellon Trust Company, National Association.

99.1	Press release, dated October 16, 2012.